Financial Advisory Agreement

Party A: ________________________________

Party B: Sheng Ying Xin (Beijing) Management Consulting Co. Ltd.

WHEREAS:

1, Party A has the need of applying loans from bank based on its business demands.

2, Party B is an institution specialized in providing investment banking services for businesses, including but not limited to investing, financing and capital operating services. Party B agrees to the entrustment by Party A, to provide services in relating to Party A’s bank loan application.

This Agreement is entered into through amicable negotiations, based on equality, voluntary, and honesty, and both parties are bond by the terms and conditions set forth below regarding the matters of financial advisory services:

I. Scope of Services

Party B agrees to the entrustment by Party A, to provide the following services within the terms of this agreement: in relating to Party A’s bank loan application.

1, assisting Party A in finding and selecting suitable banks, including the potential banks introduced by Party B to Party A.

2, responsible for coordinating the arrangements for the due diligence made by the bank, and establishing an unhindered communication channels between banks and the Party A.

3, responsible for negotiating with banks, discussing the costs and the rate of return on wealth management products, as well as the signing of the relevant agreements.

4, guiding Party A in preparing the materials required by the chosen wealth management products, and assisting Party A in preparing the application documents required.

5, responsible for pushing the bank to fulfill its obligations in the relevant agreements, and to ensure the completion of the financing smoothly.

II. The responsibilities of Party A

1, fully and timely provide the company documents in accordance with the requirements of Party B and the bank, and guarantee the validity, accuracy and legitimacy of the materials provided.

2, Party A shall be responsible for the fees and expense of the banks and financial consultants from Party B while their conducting the services, which may include accommodation, traffic, as well as the expenses made by conducting work, etc.

3, make the payment to Party B for the financial advisory fees in accordance with this agreement.

III. Compensation

1, financial advisory fees

Based on the services provided, Party A agrees to compensate Party B the financing advisory fees, which is calculated at ____% of the total amount of bank loans, and the loan amount for this transaction is estimated to be RMB ______ yuan. The specific amount shall be determined by the actual loan amount received by Party A.

2, time of payment

Party A shall make payment of the financial advisory fees to Party B’s designated bank account within _____ working days upon Party A receiving the bank loans and Party B’s completion of assisting Party A with the procedures in relating to the banks.

Account Title: Sheng Ying Xin (Beijing) Management Consulting Co. Ltd.

Account Number: 11-032201040007599

Bank of Deposit: Agricultural Bank of China, Beijing ShiJingShan Sub-branch

IV. Confidentiality Obligations

1, “confidential information” refers to the written or oral information or material related to technology, finance and business secrets exchanged between the two parties for the purpose of performing under this agreement that the receiving end has not been obtained beforehand, not able to obtain through general channels, and not open to the general public.

2, neither Party A nor Party B shall disclose or make public or otherwise make use of the confidential information obtained while undertaking the investment to a third party (entity or individual) other than the parties stipulated in the agreement, unless:

i, with written consent of the other party in advance;

ii, the confidential information is disclosed and open for the public not due to the fault of either of the parties;

iii, for the purpose of executing the court ruling, judgment or arbitral awards that is in effect;

iv, required by the relative judicial, administrative, and supervising regulatory authorities within judicial power or stock exchange;

v, the disclosure made to the accountant, attorney, appraiser, and professional consultant of this financing activity.

vi, in order to fulfill the legal obligations or to comply with the disclosing requirements.

3, neither Party A nor Party B shall disclose or make public of the confidential information of this agreement, unless the disclosure is required by law.

4, Party B promises that after the completion of this advisory service, it shall return or destroy the materials regarding the Party A’s company introduction, business and other materials related to this service.

V. Remedies

1, both parties shall faithfully fulfill the obligations specified in this agreement. If a Party (“breaching party”) fails to perform all or part of its obligations under this agreement which leads to the agreement unable or unnecessary to perform, the aggrieved party shall be entitled to claim any damages arising from the breach.

2, should there be the circumstance that Party A does not go through Party B, but contacts the bank and signs the contract with the bank directly, it will be deemed as Party B has completed its services stated in this agreement, and Party A shall make payment to Party B in accordance with this agreement.

3, if Party A breaches the agreement and refuses or postpones to make the payment to Party B of the financial consultancy fees, then in addition to fully compensate Party B for the consulting fees, Party A shall pay the additional penalty at the rate of 0.08% of the total consultant fee per day to Party B until the due amount is fully compensated.

VI. Dispute Resolution

Any dispute arising from or in connection with this agreement shall be settled through consultation, if such consultation fails, any party could submit to the Local People’s Courts at the place where Party B is located for dispute resolution.

VII. Miscellaneous

1, This agreement shall enter into force after stamped and signed by two parties.

2, As for matters not covered in this agreement, the two parties shall negotiate separately and sign written supplementary agreement, which has equal effect with this agreement.

3, This agreement is in duplicate, each party holds one copy, which has equal effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

No text on this page, only for signature of the Financing Advisory Agreement.

Party A (Stamp):

Authorized representative (Signature):

Party B (Stamp):

Authorized representative (Signature):

Date: _______________

Location: _______________________

Service Confirmation Letter

To: Sheng Ying Xin Management Consulting (Beijing) Co. Ltd.

Your company has provided us with the financial advisory service since March 2, 2016. Now the following information is confirmed:

Service contract number: ____________________

Date of contract: ____________________

Service Category: Matching service

Service Progress: __________________

Service fee: RMB _______________________

Payment method: In accordance with contract payment agreement.t.

Above information is true and correct!

_____________________________ (Signature):

Confirmation Date: _______________________